Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LIVE OAK BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Voting Common Stock, no par value per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Non-Voting Common Stock, no par value per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, no par value per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Depositary Shares (3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt Securities(4)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants (5)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Units (6)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Purchase Contracts (7)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other	Rights	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$15,449.45(8)

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fees Offset Claims	Live Oak Bancshares, Inc.	S-3	333-235654	December 20, 2019		$15,449.45(8)	Unallocated	(8)	(8)	$200,000,000

Fees Offset Sources	Live Oak Bancshares, Inc.	S-3	333-235654		December 20, 2019						(1)

(1)

The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate aggregate principal amount or number of securities is being registered that may be offered or sold hereunder from time to time at indeterminate prices. The proposed maximum aggregate offering price per security will be determined from time to time in connection with offers and sales of securities registered under this registration statement. Includes an indeterminate number of shares of voting common stock, non-voting common stock, preferred stock, warrants, purchase contracts, depositary shares, rights and units, and such indeterminate principal amount of senior debt securities and subordinated debt securities as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by the registrant.

(3)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement and will represent a fractional share or multiple shares of preferred stock.
(4)	May consist of one or more series of senior or subordinated debt.
(5)	Representing warrants to purchase debt or equity securities registered hereunder.
(6)

Any securities registered hereunder may be sold as units with other securities registered hereunder; each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(7)

Purchase contracts may be issued separately or as part of units consisting of a purchase contract and any combination of debt securities, shares of our voting common stock, non-voting common stock, preferred stock or depositary shares.

(8)

The registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $200,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-235654) filed with the Securities and Exchange Commission on December 20, 2019 (the “Prior Registration Statement”). As of the date of this registration statement, the registrant has not sold any securities under the Prior Registration Statement, leaving a balance of $200,000,000 of unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $15,449.45 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to the securities included in this registration statement, and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.